EHHIBIT 10.1

LYRIS, INC.

LYRIS TECHNOLOGIES INC.

COMMODORE RESOURCES (NEVADA), INC.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into as of March 6, 2008, by and between COMERICA BANK (“Bank”) and LYRIS, INC., LYRIS TECHNOLOGIES INC. and COMMODORE RESOURCES (NEVADA), INC. (each a “Borrower” and collectively, “Borrowers”).

RECITALS

     Bank and certain of Borrowers have entered into that certain Loan and Security Agreement dated as of October 4, 2005, as amended from time to time (the “Original Agreement”). Borrowers and Bank wish to amend and restate the terms of the Original Agreement in accordance with the terms hereof. This Agreement sets forth the terms on which Bank will advance credit to Borrowers, and Borrowers will repay the amounts owing to Bank.

AGREEMENT

     The parties agree as follows:

     1. DEFINITIONS AND CONSTRUCTION.

          1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

          “ACH Sublimit” means a sublimit for Automated Clearing House transactions under the Revolving Line not to exceed Five Hundred Thousand Dollars ($500,000), minus any amounts outstanding under the Foreign Exchange Sublimit and the Letter of Credit Sublimit.

          “Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles, and all other forms of obligations owing to Borrowers arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrowers, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrowers and Borrowers’ Books relating to any of the foregoing.

          “Advance” or “Advances” means a cash advance or cash advances under the Revolving Line.

          “Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

          “Applicable Revolver Reduction Amount” means (i) Two Hundred Eight Thousand Three Hundred Thirty Three and 33/100 Dollars ($208,333.33) per month for each month from April 2008 through July 2008, (ii) Zero Dollars ($0) per month for each month from August 2008 through November 2008, (iii) Three Hundred Twelve Thousand Four Hundred Fifty Dollars ($312,450) for December 2008, (iv) Four Hundred Sixteen Thousand Six Hundred Sixty Six and 66/100 Dollars ($416,666.66) per month for each month from January 2009 through March 2009, (v) Three Hundred Twelve Thousand Four Hundred Fifty Dollars ($312,450) for April 2009, and (vi) Two Hundred Eight Thousand Three Hundred Thirty Three and 33/100 Dollars ($208,333.33) per month for each month from May 2009 through the Revolving Maturity Date.

          “Applicable Unused Fee Percentage” means (i) one fifth of one percent (0.20%) if the Senior Debt/EBITDA ratio calculated pursuant to Section 6.7(c) hereof is less than or equal to 1.00 to 1.00 for the most recently ended measuring period, (ii) one quarter of one percent (0.25%) if the Senior Debt/EBITDA ratio calculated pursuant to Section 6.7(c) hereof is greater than 1.00 to 1.00 but less than or equal to 1.75 to 1.00 for the most recently ended measuring period, and (iii) three tenths of one percent (0.30%) if the Senior Debt/EBITDA ratio calculated pursuant to Section 6.7(c) hereof is greater than 1.75 to 1.00 for the most recently ended measuring period.

          “Bank Expenses” means all: reasonable costs or expenses (including reasonable attorneys’ fees and expenses, generated by outside counsel) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses (whether generated in-house or by outside counsel) incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

          “Borrower State” means Delaware, Delaware and Nevada the states under whose laws LYRIS, INC., LYRIS TECHNOLOGIES INC. and COMMODORE RESOURCES (NEVADA), INC., respectively, is organized.

          “Borrower’s Books” means all of each Borrower’s books and records including: ledgers; records concerning such Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

          “Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

          “Capitalized Expenditures” means current period cash expenditures that are amortized over a period of time in accordance with GAAP.

          “Cash” means unrestricted cash and cash equivalents.

          “Change in Control” shall mean a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of a Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of a Borrower, who did not have such power before such transaction.

          “Chief Executive Office State means California, California and Nevada, where LYRIS, INC.’s, LYRIS TECHNOLOGIES INC.’s and COMMODORE RESOURCES (NEVADA), INC.’s, chief executive office is located, respectively.

          “Closing Date” means the date of this Agreement.

          “Code” means the California Uniform Commercial Code, as amended or supplemented from time to time.

          “Collateral” means the property described on Exhibits A-1, A-2 and A-3 attached hereto and all Negotiable Collateral and Intellectual Property Collateral to the extent not described on Exhibits A-1, A-2 and A-3, except to the extent any such property (i) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), or (ii) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral; provided that in no case shall the definition of “Collateral” exclude any Accounts, proceeds of the disposition of any property, or general intangibles consisting of rights to payment.

          “Collateral State” means the state or states where the Collateral is located, which are California, Colorado, Nevada, and Delaware.

          “Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

          “Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

          “Credit Extension” means each Advance or any other extension of credit by Bank to or for the benefit of Borrowers hereunder.

          “EBITDA” means earnings of Borrowers before interest, taxes, depreciation, amortization and non-cash stock compensation expense plus any cash or non-cash expenses related to discontinued operations (provided that any such cash expenses shall be capped at Two Hundred Thousand Dollars ($200,000)).

          “Environmental Laws” means all laws, rules, regulations, orders and the like issued by any federal state, local foreign or other governmental or quasi-governmental authority or any agency pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos or other similar materials.

          “Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which a Borrower has any interest.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

          “Event of Default” has the meaning assigned in Article 8.

          “Excess Cash Flow” means EBITDA less working capital changes, capital expenditures, cash taxes paid, cash interest expenses paid, required principal payments on all Indebtedness to Bank hereunder and payments made with respect to Subordinated Debt that are permitted hereunder.

          “Foreign Exchange Sublimit” means a sublimit for FX Contracts under the Revolving Line not to exceed Five Hundred Thousand Dollars ($500,000), minus any amounts outstanding under the ACH Sublimit and the Letter of Credit Sublimit.

          “GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time.

          “Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) all Contingent Obligations, and (e) all obligations arising under the ACH Sublimit and Foreign Exchange Sublimit, if any.

          “Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

          “Intellectual Property Collateral” means all of a Borrower’s right, title, and interest in and to the following:

               (a) Copyrights, Trademarks and Patents;

               (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

               (c) Any and all design rights which may be available to a Borrower now or hereafter existing, created, acquired or held;

               (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

               (e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

               (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

               (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

          “Inventory” means all present and future inventory in which a Borrower has any interest.

          “Investment” means any beneficial ownership interest (including stock, partnership or limited liability company interest or other securities) of any Person, or any loan, advance or capital contribution to any Person.

          “IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

          “Letter of Credit” means a commercial or standby letter of credit or similar undertaking issued by Bank at Borrower’s request in accordance with Section 2.1(b)(iv).

          “Letter of Credit Sublimit” means a sublimit for Letters of Credit under the Revolving Line not to exceed Five Hundred Thousand Dollars ($500,000), minus any amounts outstanding under the ACH Sublimit and the Foreign Exchange Sublimit.

          “Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

          “Liquidity” means a ratio of Cash held at Bank plus availability under the Revolving Line.

          “Loan Documents” means, collectively, this Agreement, any note or notes executed by a Borrower, and any other document, instrument or agreement entered into in connection with this Agreement, all as amended or extended from time to time.

          “Material Adverse Effect” means a material adverse effect on (i) the business operations, condition (financial or otherwise) or prospects of Borrowers and their Subsidiaries taken as a whole, (ii) the ability of Borrowers to repay the Obligations or otherwise perform its obligations under the Loan Documents, or (iii) Borrowers’ interest in, or the value, perfection or priority of Bank’s security interest in the Collateral.

          “Negotiable Collateral” means all of a Borrower’s present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing.

          “Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrowers pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from a Borrower to others that Bank may have obtained by assignment or otherwise.

          “Parent” means Lyris, Inc.

          “Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

          “Periodic Payments” means all installments or similar recurring payments that Borrowers may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrowers and Bank.

          “Permitted Indebtedness” means:

               (a) Indebtedness of Borrowers in favor of Bank arising under this Agreement or any other Loan Document;

               (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

               (c) Indebtedness not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year of Borrowers secured by a lien described in clause (c) of the defined term “Permitted Liens;” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness at the time of financing;

               (d) Subordinated Debt;

               (e) Indebtedness to trade creditors incurred in the ordinary course of business;

               (f) Indebtedness of a Borrower to another Borrower;

               (g) Indebtedness not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate with respect to credit card debt incurred in the ordinary course of Borrowers’ business; and

               (h) Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the respective Borrower or its Subsidiary, as the case may be.

          “Permitted Investment” means:

               (a) Investments existing on the Closing Date disclosed in the Schedule; and

               (b) (i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) Bank’s certificates of deposit maturing no more than one (1) year from the date of investment therein and (iv) Bank’s money market accounts;

               (c) Repurchases of stock from former employees or directors of a Borrower under the terms of applicable repurchase agreements (i) in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii) in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees to such Borrower regardless of whether an Event of Default exists;

               (d) Investments accepted in connection with Permitted Transfers;

               (e) Investments by a Borrower in another Borrower;

               (f) Investments not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of a Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by such Borrower’s Board of Directors;

               (g) Investments (including debt obligations) received in connection with the bankruptcy, reorganization or other compromise of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of a Borrower’s business;

               (h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of a Borrower in any Subsidiary; and

               (i) Joint ventures or strategic alliances in the ordinary course of a Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrowers do not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year.

          “Permitted Liens” means the following:

               (a) Any Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Advances) or arising under this Agreement or the other Loan Documents;

               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which the relevant Borrower maintains adequate reserves;

               (c) Liens not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate (i) upon or in any Equipment (other than Equipment financed by an Equipment Advance) acquired or held by a Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

               (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

               (e) Licenses between Borrowers for the use of property in the ordinary course of business;

               (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.5 or 8.9; and

               (g) Liens in favor of other financial institutions arising in connection with a Borrower’s deposit accounts held at such institutions to secured standard fees for deposit services charged by, but not financing made available by such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts.

          “Permitted Transfer” means the conveyance, sale, lease, transfer or disposition by a Borrower or any Subsidiary of:

               (a) Inventory in the ordinary course of business;

               (b) licenses and similar arrangements for the use of the property of a Borrower or its Subsidiaries in the ordinary course of business;

               (c) cash to foreign Subsidiaries who are not Borrowers hereunder in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate per year to be used for such Subsidiaries working capital;

               (d) any property to a Borrower;

               (e) worn-out or obsolete Equipment; or

               (f) other assets of Borrowers and their Subsidiaries that do not in the aggregate exceed Two Hundred Fifty Thousand Dollars ($250,000) during any fiscal year.

          “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

          “Prime Rate” means the variable rate of interest, per annum, most recently announced by Bank, as its “prime rate,” whether or not such announced rate is the lowest rate available from Bank.

          “Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, and the Controller of a Borrower.

          “Revolving Line” means a Credit Extension of up to Twelve Million Seven Hundred Eight Thousand Three Hundred Thirty Three and 37/100 Dollars ($12,708,333.37) inclusive of any amounts outstanding under the Letter of Credit Sublimit, the ACH Sublimit and the Foreign Exchange Sublimit; provided however that availability under the Revolving Line shall be reduced on the last day of each month by the Applicable Revolver Reduction Amount through the Revolving Maturity Date.

          “Revolving Maturity Date” means March 31, 2012.

          “Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

          “Shares” means (i) sixty five percent (65%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by a Borrower in any Subsidiary of such Borrower which is not an entity organized under the laws of the United States or any territory thereof, and (ii) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by a Borrower in any Subsidiary of such Borrower which is an entity organized under the laws of the United States or any territory thereof.

          “SOS Reports” means the official reports from the Secretaries of State of each Collateral State, Chief Executive Office State and Borrower State and other applicable federal, state or local government offices identifying all current security interests filed in the Collateral and Liens of record as of the date of such report.

          “Subordinated Debt” means any debt or deferred payments incurred or owing by a Borrower that is subordinated in writing to the debt owing by such Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by such Borrower and Bank).

          “Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest or joint venture of which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by a Borrower, either directly or through an Affiliate.

          “Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Borrower connected with and symbolized by such trademarks.

          1.2 Accounting Terms. Any accounting term not specifically defined herein shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.

     2. LOAN AND TERMS OF PAYMENT.

          2.1 Credit Extensions.

               (a) Promise to Pay. Borrowers promise to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrowers, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

               (b) Advances Under Revolving Line.

                    (i) Amount. Subject to and upon the terms and conditions of this Agreement (1) Borrowers may request one or more Advances in an aggregate outstanding amount not to exceed the Revolving Line, less any amounts outstanding under the Letter of Credit Sublimit, the Foreign Exchange Sublimit and the ACH Sublimit and (2) amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Borrowers may prepay and reborrow any Advances without penalty or premium.

                    (ii) Excess Cash Flow Recapture. Within three (3) Business days of receipt of quarterly SEC financial statements for each fiscal quarter during which Advances are outstanding, Borrowers shall pay to Bank an amount equal to seventy five percent (75%) of their Excess Cash Flow for the immediately preceding fiscal quarter. This Excess Cash Flow payment will be allocated to reduce the amount of outstanding Advances.

                    (iii) Form of Request. Whenever Borrowers desire an Advance, Borrowers will notify Bank by email or facsimile transmission or telephone no later than 3:00 p.m. Pacific time (1:00 p.m. Pacific time for wire transfers), on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrowers shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(b) to Borrowers’ deposit account.

                    (iv) Letter of Credit Sublimit. Subject to the availability under the Revolving Line, and in reliance on the representations and warranties of Borrowers set forth herein, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Bank shall issue for the account of a Borrower such Letters of Credit as Parent may request by delivering to Bank a duly executed letter of credit application on Bank’s standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed the Letter of Credit Sublimit, and (ii) shall be deemed to constitute Advances for the purpose of calculating availability under the Revolving Line. Any drawn but unreimbursed amounts under any Letters of Credit shall be charged as Advances against the Revolving Line. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form application and letter of credit agreement. Borrowers shall pay any standard issuance and other fees that Bank notifies Parent it will charge for issuing and processing Letters of Credit.

                    (v) ACH Sublimit. Subject to the terms and conditions of this Agreement, Borrowers may request ACH origination services by delivering to Bank a duly executed ACH application on Bank’s standard form; provided, however, that the total amount of the ACH processing reserves shall not exceed, and availability under the Revolving Line shall be reduced by, the ACH Sublimit. In addition, Bank may, in its sole discretion, charge as Advances any amounts that become due or owing to Bank in connection with the ACH services. If Borrowers have not secured to Bank’s satisfaction their obligations with respect to any ACH origination services by the Revolving Maturity Date, then, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit issued by Bank in a Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates), shall automatically secure such obligations to the extent of the then outstanding ACH origination services. Borrowers authorize Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by a Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the ACH origination services continue. Bank, upon request by Borrower, shall release any such balances to the extent they exceed the then outstanding ACH liabilities.

                    (vi) Foreign Exchange Sublimit. Subject to and upon the terms and conditions of this Agreement and any other agreement that a Borrower may enter into with the Bank in connection with foreign exchange transactions (“FX Contracts”), Parent may request Bank to enter into FX Contracts with a Borrower due not later than the Revolving Maturity Date. Borrowers shall pay any standard issuance and other fees that Bank notifies Parent will be charged for issuing and processing FX Contracts for such Borrower. The FX Amount shall at all times be equal to or less than the Foreign Exchange Sublimit. The “FX Amount” shall equal the amount determined by multiplying (i) the aggregate amount, in United States Dollars, of FX Contracts between a Borrower and Bank remaining outstanding as of any date of determination by (ii) the applicable Foreign Exchange Reserve Percentage as of such date. The “Foreign Exchange Reserve Percentage” shall be a percentage as determined by Bank, in its sole discretion from time to time. The initial Foreign Exchange Reserve Percentage shall be fifty percent (50%).

                    (vii) Collateralization of Obligations Extending Beyond Maturity. If Borrowers have not secured to Bank’s satisfaction its obligations with respect to any Letters of Credit, ACH origination services, or FX Contracts by the Revolving Maturity Date, then, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in a Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then continuing or outstanding and undrawn Letters of Credit, ACH origination services, or FX Contracts. Each Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Letters of Credit, ACH origination services, or FX Contracts are outstanding or continue. Bank shall, upon request by Borrowers, release any such balances to the extent they exceed then outstanding and undrawn Letters of Credit, ACH liabilities and FX Contracts.

          2.2 Overadvances. If the aggregate amount of the outstanding Advances exceeds the Revolving Line at any time, Borrowers shall immediately pay to Bank, in cash, the amount of such excess.

          2.3 Interest Rates, Payments, and Calculations.

               (a) Interest Rates for Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, as set forth in the LIBOR Addendum to Loan & Security Agreement attached as Exhibit D.

               (b) Late Fee; Default Rate. If any payment is not made within ten (10) days after the date such payment is due, Borrowers shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

               (c) Payments. Interest hereunder shall be due and payable on the last calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of either Borrower’s deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder until repaid. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

               (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrowers specifies. After the occurrence of an Event of Default, Bank shall have the right, in its sole discretion, to immediately apply any wire transfer of funds, check, or other item of payment Bank may receive to conditionally reduce Obligations, but such applications of funds shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.5 Fees. Borrowers shall pay to Bank the following:

               (a) Modification Fee. On the Closing Date, a fee equal to Ten Thousand Dollars ($10,000), which shall be nonrefundable;

               (b) Unused Fee. A fee equal to a percentage equal to the Applicable Unused Fee Percentage of the difference between the amount then available under the Revolving Line pursuant to Section 2.1(b)(i) and the average daily balance outstanding thereunder during the term hereof, paid quarterly in arrears on an annualized basis, which shall be nonrefundable; and

               (c) Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date, and, after the Closing Date, all Bank Expenses as and when they become due.

          2.6 Term. This Agreement shall become effective on the Closing Date and, subject to Section 14.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

     3. CONDITIONS OF LOANS.

          3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a) this Agreement;

               (b) an officer’s certificate of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

               (c) UCC National Form Financing Statement for Lyris, Inc.;

               (d) an amended and restated intellectual property security agreement from each Borrower;

               (e) to the extent not already in possession of Bank, the certificate(s) for the Shares, together with Assignment(s) Separate from Certificate, duly executed by in blank;

               (f) current SOS Reports indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;

               (g) control agreements with respect to any accounts permitted hereunder to be maintained outside Bank (except with respect to accounts at Cupertino Bank);

               (h) agreement to provide insurance;

               (i) payment of the fees and Bank Expenses then due specified in Section 2.5 hereof;

               (j) current Compliance Certificate in accordance with Section 6.2; and

               (k) such other documents or certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

               (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

               (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrowers on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

     4. CREATION OF SECURITY INTEREST.

          4.1 Grant of Security Interest. Each Borrower grants and pledges to Bank a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by Borrowers of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral (except for leasehold interests in real estate), and will constitute a valid, first priority security interest in later-acquired Collateral. Notwithstanding any termination, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

          4.2 Perfection of Security Interest. Each Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of such Borrower of the kind pledged hereunder, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether such Borrower is an organization, the type of organization and any organizational identification number issued to such Borrower, if applicable. Any such financing statements may be signed by Bank on behalf of Borrowers, as provided in the Code, and may be filed at any time in any jurisdiction whether or not Revised Article 9 of the Code is then in effect in that jurisdiction. Each Borrower shall from time to time endorse and deliver to Bank, at the request of Bank, all Negotiable Collateral and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Each Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Bank chooses to perfect its security interest by possession in addition to the filing of a financing statement. Where Collateral is in possession of a third party bailee, each Borrower shall take such commercially reasonable steps as Bank reasonably requests for Bank to (i) obtain an acknowledgment, in form and substance satisfactory to Bank, of the bailee that the bailee holds such Collateral for the benefit of Bank and (ii) obtain “control” of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term “control” are defined in Revised Article 9 of the Code) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance satisfactory to Bank. No Borrower will create any chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper. Each Borrower from time to time may deposit with Bank specific cash collateral to secure specific Obligations; each Borrower authorizes Bank to hold such specific balances in pledge and to decline to honor any drafts thereon or any request by a Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the specific Obligations are outstanding.

          4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during a Borrower’s usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect such Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify such Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

          4.4 Pledge of Collateral. Each Borrower hereby pledges, assigns and grants to Bank a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date, the certificate or certificates for the Shares will be delivered to Bank, accompanied by an instrument of assignment duly executed in blank by the appropriate Borrower. To the extent required by the terms and conditions governing the Shares, the relevant Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, Bank may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Bank and cause new certificates representing such securities to be issued in the name of Bank or its transferee. Each Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Bank may reasonably request to perfect or continue the perfection of Bank’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, each Borrower shall be entitled to exercise any voting rights with respect to the relevant Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.

     5. REPRESENTATIONS AND WARRANTIES.

     Each Borrower represents and warrants as follows with respect to such Borrower:

          5.1 Due Organization and Qualification. Borrower and each Subsidiary is duly existing under the laws of the state in which it is organized and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

          5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Articles or Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement by which it is bound, except to the extent such default could not reasonably be expected to cause a Material Adverse Effect.

          5.3 Collateral. Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens. All Collateral is located solely in the Collateral States. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule, none of the Collateral is maintained or invested with a Person other than Bank or Bank’s Affiliates.

          5.4 Intellectual Property Collateral. Borrower is the sole owner or the valid licensee of the Intellectual Property Collateral, except for licenses granted by Borrower to its customers in the ordinary course of business. To the best of Borrower’s knowledge, each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower that any part of the Intellectual Property Collateral violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Effect. Except as set forth in the Schedule, Borrower’s rights as a licensee of intellectual property do not give rise to more than five percent (5%) of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service.

          5.5 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement. The chief executive office of Borrower is located in the Chief Executive Office State at the address indicated in Section 10 hereof.

          5.6 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which a likely adverse decision could reasonably be expected to have a Material Adverse Effect.

          5.7 No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank fairly present in all material respects Borrower’s consolidated and consolidating financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated or in the consolidating financial condition of Borrowers (taken as a whole) since the date of the most recent of such financial statements submitted to Bank.

          5.8 Solvency, Payment of Debts. Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.

          5.9 Compliance with Laws and Regulations. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could have a Material Adverse Effect. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Borrower is in compliance with all environmental laws, regulations and ordinances except where the failure to comply is not reasonably likely to have a Material Adverse Effect. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, the violation of which could reasonably be expected to have a Material Adverse Effect. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes could not reasonably be expected to have a Material Adverse Effect.

          5.10 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

          5.11 Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

          5.12 Inbound Licenses. Except as disclosed on the Schedule, Borrower is not a party to, nor is bound by, any license as licensee or other material agreement that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property.

          5.13 Shares. Borrower has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement. To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.

          5.14 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank taken together with all such certificates and written statements furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading as of the date made or provided, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

     6. AFFIRMATIVE COVENANTS.

          Each Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, such Borrower (except as otherwise indicated) shall do all of the following:

          6.1 Good Standing and Government Compliance. Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in the Borrower State, shall maintain qualification and good standing in each other jurisdiction in which the failure to so qualify could have a Material Adverse Effect, and shall furnish to Bank the organizational identification number issued to Borrower by the authorities of the state in which Borrower is organized, if applicable. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply in all material respects with all applicable Environmental Laws, and maintain all material permits, licenses and approvals required thereunder where the failure to do so could have a Material Adverse Effect. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which could reasonably be expected to have a Material Adverse Effect.

          6.2 Financial Statements, Reports, Certificates. Borrowers shall deliver the following to Bank: i) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated and consolidating balance sheet and income statement covering Borrowers’ operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but in any event within the indicated time frame, copies of all statements, reports and notices sent or made available generally by Borrowers to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-Q (within forty-five (45) days of the end of each fiscal quarter) and 10-K (within ninety (90) days of the end of each fiscal year) filed with the Securities and Exchange Commission; (iv) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against a Borrower or any Subsidiary that could result in damages or costs to a Borrower or any Subsidiary of Two Hundred Fifty Thousand Dollars ($250,000) or more; (v) promptly upon receipt, each management letter prepared by a Borrower’s independent certified public accounting firm regarding such Borrower’s management control systems; (vi) such budgets, sales projections, operating plans or other financial information generally prepared by a Borrower in the ordinary course of business as Bank may reasonably request from time to time; and (vii) within forty five (45) days of the last day of each fiscal quarter, a report signed by Borrowers, in form reasonably acceptable to Bank, listing any applications or registrations that a Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in a Borrower’s Intellectual Property Collateral, including but not limited to any subsequent ownership right of such Borrower in or to any Trademark, Patent or Copyright not specified in Exhibits A, B, and C of any Intellectual Property Security Agreement delivered to Bank by such Borrower in connection with this Agreement.

               (a) Within thirty (30) days after the last day of each month, Borrowers shall deliver to Bank aged listings by invoice date of accounts receivable and accounts payable.

               (b) Within thirty (30) days after the last day of each month, Borrowers shall deliver to Bank with the monthly financial statements, a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit D hereto.

               (c) As soon as possible and in any event within three (3) calendar days after becoming aware of the occurrence or existence of an Event of Default hereunder, a written statement of a Responsible Officer of Parent setting forth details of the Event of Default, and the action which the relevant Borrower has taken or proposes to take with respect thereto.

               (d) Bank shall have a right from time to time hereafter to audit each Borrower’s Accounts and appraise Collateral at Borrowers’ expense and shall conduct such an audit no later than forty five (45) days after the closing date, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

          Borrowers may deliver to Bank on an electronic basis any certificates, reports or information required pursuant to this Section 6.2, and Bank shall be entitled to rely on the information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by a Responsible Officer. If Borrowers deliver this information electronically, it shall also deliver to Bank by U.S. Mail, reputable overnight courier service, hand delivery, facsimile or .pdf file within five (5) Business Days of submission of the unsigned electronic copy the certification of monthly financial statements, the intellectual property report, the Borrowing Base Certificate and the Compliance Certificate, each bearing the physical signature of the Responsible Officer.

          6.3 Inventory; Returns. Borrower shall keep all Inventory in good and merchantable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist on the Closing Date. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims involving more than Two Hundred Fifty Thousand Dollars ($250,000).

          6.4 Taxes. Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Bank, on demand, proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          6.5 Insurance.

               (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof. Borrower shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to Borrower’s.

               (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee, and all liability insurance policies shall show Bank as an additional insured and specify that the insurer must give at least 10 days notice to Bank before canceling its policy for any reason. Upon Bank’s request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower’s option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest. If an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Bank’s option, be payable to Bank to be applied on account of the Obligations.

          6.6 Accounts. Borrower shall maintain its primary depository and operating accounts with Bank, and its primary investment accounts with Bank or Bank’s Affiliates.

          6.7 Financial Covenants. Borrower shall at all times maintain the following financial ratios and covenants:

               (a) Fixed Charge Coverage. Measured on a monthly basis, a ratio of EBITDA minus cash taxes and non-financed Capitalized Expenditures to the sum of cash interest expense plus the current portion of all Indebtedness to Bank of at least (i) 1.25 to 1.00 at all times until August 31, 2008, (ii) 1.15 to 1.00 at all times from September 1, 2008 through November 30, 2008, and (iii) 1.25 to 1.00 at all times beginning on December 1, 2008. EBITDA shall be calculated (i) on a trailing twelve (12) month basis and shall exclude one (1) time impairment charges at all times until November 30, 2008 and (ii) on an annualized rolling three (3) month basis thereafter. At all times prior to November 30, 2008, the current portion of all Indebtedness to Bank shall be excluded from the denominator of the Fixed Charge Coverage covenant.

               (b) EBITDA. Measured on a rolling three-month basis, EBITDA as follows (i) measured quarterly, not less than Eight Hundred Thousand Dollars ($800,000) for the quarterly measuring period ending March 31, 2008, (ii) measured quarterly, not less than Zero Dollars ($0) for the quarterly measuring period ending June 30, 2008, (iii) measured quarterly, not less than Two Hundred Fifty Thousand Dollars ($250,000) for the quarterly measuring period ending September 30, 2008, (iv) measured monthly, One Million Five Hundred Thousand Dollars ($1,500,000) for the monthly measuring periods ending December 30, 2008 through February 28, 2009, and (v) measured monthly, Two Million Dollars ($2,000,000) for each monthly measuring period thereafter.

               (c) Senior Debt to EBITDA. Measured on a monthly basis, a ratio of all outstanding Obligations to EBITDA of not greater than: (i) 2.50 to 1.00 for each monthly measuring period through the measuring period ending June 30, 2008, (ii) 3.25 to 1.00 for the monthly measuring period ending July 31, 2008 through the monthly measuring period ending November 30, 2008 and (iii) 2.00 to 1.00 for each monthly measuring period thereafter. EBITDA shall be calculated (i) on a trailing twelve (12) month basis and shall exclude one (1) time impairment charges at all times until November 30, 2008 and (ii) on an annualized rolling three (3) month basis thereafter.

               (d) Liquidity. Measured monthly, a Liquidity of not less than (i) Five Hundred Thousand Dollars ($500,000) at all times until March 31, 2008 and (ii) Two Hundred Fifty Thousand Dollars ($250,000) at all times from April 1, 2008 through June 30, 2008.

               (e) Subordinated Debt. No later than March 31, 2008, all Subordinated Debt owing by Borrowers to The John Buckman And Jan Hanford Trust shall have been converted into equity securities of Borrowers.

          6.8 Intellectual Property Rights.

               (a) Borrower shall register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registerable intellectual property rights now owned or hereafter developed or acquired by Borrower, to the extent that Borrower, in its reasonable business judgment, deems it appropriate to so protect such intellectual property rights.

               (b) Borrower shall promptly give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any.

               (c) Borrower shall (i) give Bank not less than thirty (30) days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed; (ii) prior to the filing of any such applications or registrations, execute such documents as Bank may reasonably request for Bank to maintain its perfection in such intellectual property rights to be registered by Borrower; (iii) upon the request of Bank, either deliver to Bank or file such documents simultaneously with the filing of any such applications or registrations; (iv) upon filing any such applications or registrations, promptly provide Bank with a copy of such applications or registrations together with any exhibits, evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and the date of such filing.

               (d) Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect and maintain the perfection and priority of Bank’s security interest in the Intellectual Property Collateral.

               (e) Borrower shall (i) protect, defend and maintain the validity and enforceability of the trade secrets, Trademarks, Patents and Copyrights, (ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

               (f) Bank may audit Borrower’s Intellectual Property Collateral to confirm compliance with this Section, provided such audit may not occur more often than twice per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrower’s sole expense, any actions that Borrower is required under this Section to take but which Borrower fails to take, after fifteen (15) days’ notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section.

          6.9 Consent of Inbound Licensors. Prior to entering into or becoming bound by any material license or agreement, Borrower shall: (i) provide written notice to Bank of the material terms of such license or agreement with a description of its likely impact on Borrower’s business or financial condition; and (ii) in good faith use commercially reasonable efforts to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for Borrower’s interest in such licenses or contract rights to be deemed Collateral and for Bank to have a security interest in it that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future, provided, however, that the failure to obtain any such consent or waiver shall not constitute a default under this Agreement.

          6.10 Creation/Acquisition of Subsidiaries. In the event Borrower or any Subsidiary creates or acquires any Subsidiary, Borrower and such Subsidiary shall promptly notify Bank of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Bank to cause such Subsidiary to become a co-Borrower hereunder and Borrower shall grant and pledge to Bank a perfected security interest in the stock, units or other evidence of ownership of such Subsidiary.

          6.11 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

     7. NEGATIVE COVENANTS.

          Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the outstanding Obligations are paid in full or for so long as Bank may have any commitment to make any Credit Extensions, such Borrower will not do any of the following without Bank’s prior written consent, which shall not be unreasonably withheld:

          7.1 Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, or move cash balances on deposit with Bank to accounts opened at another financial institution, other than Permitted Transfers.

          7.2 Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year; Change in Control. Change its name or the Borrower State or relocate its chief executive office without thirty (30) days prior written notification to Bank; replace its chief executive officer or chief financial officer without subsequent notification to Bank within three (3) days; engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by Borrower; change its fiscal year end; suffer or permit a Change in Control.

          7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (i) such transactions do not in the aggregate exceed Two Hundred Fifty Thousand Dollars ($250,000) during any fiscal year, (ii) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (iii) such transactions do not result in a Change in Control, and (iv) Borrower is the surviving entity.

          7.4 Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except Indebtedness to Bank.

          7.5 Encumbrances. Create, incur, assume or allow any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower’s property.

          7.6 Distributions. Except for Permitted Transfers, Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Borrower may (i) repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, and (ii) repurchase the stock of former employees pursuant to stock repurchase agreements by the cancellation of indebtedness owed by such former employees to Borrower regardless of whether an Event of Default exists.

          7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments, or maintain or invest any of its property with a Person other than Bank or Bank’s Affiliates or permit any Subsidiary to do so unless such Person has entered into a control agreement with Bank, in form and substance satisfactory to Bank, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

          7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person except for Permitted Transfers.

          7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt (including any subordination agreement executed in favor of Bank), or amend any provision affecting Bank’s rights contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.

          7.10 Inventory and Equipment. Store a material part of the Inventory or the Equipment with a bailee, warehouseman, or similar third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Except for Inventory sold in the ordinary course of business, Inventory in transit, immaterial items of Inventory and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory and Equipment only at the location set forth in Section 10 and such other locations of which Borrower gives Bank prior written notice and as to which Bank files a financing statement, or takes other action, where needed to perfect its security interest.

          7.11 No Investment Company; Margin Regulation. Become or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.

          7.12 Negative Pledge Agreements. Permit the inclusion in any contract to which it or a Subsidiary becomes a party of any provisions that could restrict or invalidate the creation of a security interest in any of Borrower’s or such Subsidiary’s property.

     8. EVENTS OF DEFAULT.

          Any one or more of the following events shall constitute an Event of Default by Borrowers under this Agreement:

          8.1 Payment Default. If a Borrower fails to pay, when due, any of the Obligations;

          8.2 Covenant Default.

               (a) If a Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement; or

               (b) If a Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between a Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten (10) days after a Borrower receives notice thereof or any officer of a Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrowers be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrowers shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;

          8.3 Defective Perfection. If Bank shall receive at any time following the Closing Date an SOS Report indicating that except for Permitted Liens, Bank’s security interest in the Collateral is not prior to all other security interests or Liens of record reflected in such SOS Report;

          8.4 Material Adverse Effect. If there occurs any circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect;

          8.5 Attachment. If any material portion of a Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if a Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of a Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of a Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after such Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by such Borrower (provided that no Credit Extensions will be required to be made during such cure period);

          8.6 Insolvency. If a Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by a Borrower, or if an Insolvency Proceeding is commenced against a Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

          8.7 Other Agreements. If there is a default or other failure to perform in any agreement to which a Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) or that could have a Material Adverse Effect;

          8.8 Subordinated Debt. If a Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

          8.9 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against a Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

          8.10 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

     9. BANK’S RIGHTS AND REMEDIES.

          9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.6, all Obligations shall become immediately due and payable without any action by Bank);

               (b) Demand that Borrowers (i) deposit cash with Bank in an amount equal to the amount of any letters of credit issued by Bank remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any letters of credit issued by Bank, and Borrowers shall promptly deposit and pay such amounts;

               (c) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement or under any other agreement between a Borrower and Bank;

               (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

               (e) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrowers agree to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrowers authorize Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of a Borrower’s owned premises, Borrowers hereby grant Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

               (f) Set off and apply to the Obligations any and all (i) balances and deposits of a Borrower held by Bank, and (ii) indebtedness at any time owing to or for the credit or the account of a Borrower held by Bank;

               (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrowers’ labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, each Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

               (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers’ premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate. Bank may sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral upon credit, Borrowers will be credited only with payments actually made by the purchaser, received by Bank, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrowers shall be credited with the proceeds of the sale;

               (i) Bank may credit bid and purchase at any public sale;

               (j) Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of any Borrower, any guarantor or any other Person liable for any of the Obligations; and

               (k) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrowers.

          9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrowers hereby irrevocably appoint Bank (and any of Bank’s designated officers, or employees) as each Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse each Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign each Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to a Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) to modify, in its sole discretion, any intellectual property security agreement entered into between a Borrower and Bank without first obtaining a Borrower’s approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by a Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which a Borrower no longer has or claims to have any right, title or interest; and (h) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in clauses (g) and (h) above, regardless of whether an Event of Default has occurred. The appointment of Bank as each Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions hereunder is terminated.

          9.3 Accounts Collection. At any time after the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to a Borrower of Bank’s security interest in such funds and verify the amount of such Account. Borrowers shall collect all such amounts owing to Borrowers for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4 Bank Expenses. If a Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrowers: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          9.5 Bank’s Liability for Collateral. Bank has no obligation to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by Borrowers.

          9.6 No Obligation to Pursue Others. Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank’s rights against Borrowers. Each Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.

          9.7 Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on a Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given. Each Borrower expressly agrees that this Section may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.

          9.8 Demand; Protest. Except as otherwise provided in this Agreement, each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.

     10. NOTICES.

     Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrowers or to Bank, as the case may be, at its addresses set forth below:

If to Borrowers:	LYRIS, INC. (on behalf of all Borrowers)
5858 Horton St., Suite 270
Emeryville, CA 94608
Attn: President
FAX: (___) ____________

With a copy to	Vinson & Elkins LLP
Trammell Crow Center
2001 Ross Avenue, Suite 3700
Dallas, TX 75201-2975
Attn: Michael Wortley
FAX: (214) 999-7732

If to Bank:	Comerica Bank
75 East Trimble Road, M/C 4770
San Jose, California 95131
Attn: Manager
FAX: (408) 556-5091

with a copy to:	Comerica Bank
2 Embarcadero Center, Suite 300,
San Francisco 94111
Attn: Philip Koblis, Vice President
FAX: (415) 477-3260

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

          This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the State of California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

     12. REFERENCE PROVISION.

          In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

          12.1 Mechanics.

               (a) With the exception of the items specified in clause (c), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Comerica Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Comerica Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

               (b) The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

               (c) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

               (d) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

               (e) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

          12.2 Procedures. Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

          12.3 Application of Law. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

          12.4 Repeal. If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

          12.5 THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER COMERICA DOCUMENTS.

     13. CO-BORROWERS.

          13.1 Co-Borrowers. Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one Borrower to enforce the Obligations without waiving its right to proceed against the other Borrower. This Agreement and the Loan Documents are a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of the Credit Extensions were advanced to such Borrower. Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation Advance Request Forms, Borrowing Base Certificates and Compliance Certificates. Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers. Each Borrower appoints each other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of any Advances on behalf of each Borrower and to apply to Bank on behalf of each Borrower for Advances, any waivers and any consents. This authorization cannot be revoked, and Bank need not inquire as to one Borrower’s authority to act for or on behalf of another Borrower.

          13.2 Subrogation and Similar Rights. Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives, until all obligations are paid in full and Bank has no further obligation to make Credit Extensions to Borrower, all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

          13.3 Waivers of Notice. Each Borrower waives, to the extent permitted by law, notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default except as set forth herein; notice of the amount of the Obligations outstanding at any time; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; and all other notices and demands to which the Borrower would otherwise be entitled by virtue of being a co-borrower or a surety. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower’s risks hereunder. Each Borrower hereby waives any right to assert against Bank any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to Bank with respect to the Obligations in any manner or whatsoever.

          13.4 Subrogation Defenses. Until all Obligations are paid in full and Bank has no further obligation to make Credit Extensions to Borrower, each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899, and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

          13.5 Right to Settle, Release.

               13.5.1 The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Bank may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

               13.5.2 Without notice to any Borrower and without affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

          13.6 Subordination. All indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Bank to effect, to enforce and to give notice of such subordination.

     14. GENERAL PROVISIONS.

          14.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all Persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by a Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to a Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

          14.2 Indemnification. Each Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank, its officers, employees and agents as a result of or in any way arising out of, following, or consequential to transactions between Bank and a Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct or a material breach of Bank’s obligations under the Loan Documents.

          14.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

          14.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          14.5 Amendments in Writing, Integration. All amendments to or terminations of this Agreement or the other Loan Documents must be in writing. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, are merged into this Agreement and the Loan Documents.

          14.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          14.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make any Credit Extension to a Borrower. The obligations of Borrowers to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 14.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

          14.8 Effect of Amendment and Restatement. Except as otherwise set forth herein, this Agreement is intended to and does completely amend and restate, without novation, the Original Agreement. All security interests granted under the Original Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.

[Balance of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

LYRIS, INC.

By:	/S/ Luis Rivera

Title:	Chief Executive Officer

LYRIS TECHNOLOGIES, INC

By:	/S/ Luis Rivera

Title:	Chief Executive Officer

COMMODORE RESOURCES (NEVADA), INC.

By:	/S/ Richard A. McDonald

Title:	President

COMERICA BANK

By:	/S/ Philip Koblis

Title:	First Vice President

[Signature Page to Loan and Security Agreement]

DEBTOR	LYRIS, INC.

SECURED PARTY:	COMERICA BANK

EXHIBIT A-1

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

     All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

               (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

               (b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;

               (c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;

               (d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

               (e) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

DEBTOR	LYRIS TECHNOLOGIES INC.

SECURED PARTY:	COMERICA BANK

EXHIBIT A-2

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

     All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

               (f) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

               (g) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;

               (h) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;

               (i) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

               (j) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

DEBTOR	COMMODORE RESOURCES (NEVADA), INC.

SECURED PARTY:	COMERICA BANK

EXHIBIT A-3

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

     All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

               (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

               (b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;

               (c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;

               (d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

               (e) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

3

EXHIBIT B

TECHNOLOGY & LIFE SCIENCES DIVISION

LOAN ANALYSIS
LOAN ADVANCE/PAYDOWN REQUEST FORM
DEADLINE FOR SAME DAY PROCESSING IS [3:00* P.M., Pacific Time/ 3:30 P.M. Eastern Time]
DEADLINE FOR WIRE TRANSFERS IS [1:30 P.M., Pacific Time/ 3:30 P.M. Eastern Time]
[*At month end and the day before a holiday, the cut off time is 1:30 P.M., Pacific Time]

To: Loan Analysis		DATE:	TIME:
FAX #: (650) 846-6840
FROM:	LYRIS, INC.	TELEPHONE REQUEST (For Bank Use Only):
Authorized Borrower's Name
FROM:		The following person is authorized to request the loan payment
	Authorized Signer's Name	transfer/loan advance on the designated account and is known to me.
FROM:
	Authorized Signer's Name	Authorized Request & Phone #
PHONE #:
Received by (Bank) & Phone #
FROM ACCOUNT#:
(please include Note number, if applicable)
TO ACCOUNT #:		Authorized Signature (Bank)
(please include Note number, if applicable)
REQUESTED TRANSACTION TYPE	REQUESTED DOLLAR AMOUNT	For Bank Use Only

PRINCIPAL INCREASE* (ADVANCE)	$__________________________________	Date Rec'd:
PRINCIPAL PAYMENT (ONLY)	$__________________________________	Time:
		Comp. Status:	YES	NO
OTHER INSTRUCTIONS:		Status Date:
Time:
Approval:

All representations and warranties of Borrowers stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and advance confirmed by this Borrowing Certificate, including without limitation the representation that Borrowers have paid for and owns the equipment financed by the Bank; provided, however, that those representations and warranties the date expressly referring to another date shall be true, correct and complete in all material respects as of such date.

*IS THERE A WIRE REQUEST TIED TO THIS LOAN ADVANCE? (PLEASE CIRCLE ONE	YES	NO
If YES, the Outgoing Wire Transfer Instructions must be completed below.
OUTGOING WIRE TRANSFER INSTRUCTIONS		Fed Reference Number	Bank Transfer Number
The items marked with an asterisk (*) are required to be completed.
*Beneficiary Name
*Beneficiary Account Number
*Beneficiary Address
Currency Type	US DOLLARS ONLY
*ABA Routing Number (9 Digits)
*Receiving Institution Name
*Receiving Institution Address
*Wire Account	$

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	COMERICA BANK
FROM:	LYRIS INC., for itself and on behalf of all Borrowers

     The undersigned authorized officer of LYRIS, INC., for itself and on behalf of all Borrowers, hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the "Agreement"), (i) Each Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required		Complies

Monthly financial statements	Monthly within 30 days		Yes	No
10K	Within 90 days of fiscal year end		Yes	No
10Q	Within 45 days of quarter end		Yes	No
A/R & A/P Agings	Monthly within 30 days		Yes	No
Compliance Cert.	Monthly within 30 days		Yes	No
A/R Audit	Annual		Yes	No
IP Report	Quarterly within 45 days		Yes	No
Total amount of Borrowers' cash and investments	Amount: $________		Yes	No
Total amount of Borrowers' cash and investments maintained with	Amount: $________		Yes	No
Bank

Financial Covenant	Required	Actual	Complies

Maximum Senior Debt to EBITDA*
Through 6/30/08	2.50:1.00	____ : 1.00	Yes	No
7/1/08 – 11/30/08	3.25:1.00
12/1/08 and thereafter	2.00:1.00

Minimum EBITDA
Quarter ending 3/31/08	$800,000	$___________	Yes	No
Quarter ending 6/30/08	$0
Quarter ending 9/30/08	$250,000
12/30/08 through 2/28/09	$1,500,000
3/1/09 and thereafter	$2,000,000

Minimum Fixed Charge Coverage**
Through 8/31/08, 12/1/08 and thereafter	1.25 : 1.00	____ : 1.00	Yes	No
9/1/08 – 11/3/08	1.15:1.00

Minimum Liquidity
Through 3/31/08	$500,000	$___________	Yes	No
4/1/08 through 6/30/08	$250,000

Buckman Subordinated Debt converted to equity	3/31/08	___________	Yes	No

*EBITDA shall be calculated (i) on a trailing twelve (12) month basis and shall exclude one (1) time impairment charges at all times until November 30, 2008 and (ii) on an annualized rolling three (3) month basis thereafter.

**EBITDA shall be calculated (i) on a trailing twelve (12) month basis and shall exclude one (1) time impairment charges at all times until November 30, 2008 and (ii) on an annualized rolling three (3) month basis thereafter. At all times prior to November 30, 2008, the current portion of all Indebtedness to Bank shall be excluded from the denominator of the Fixed Charge Coverage covenant.

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Sincerely,	Received by:
AUTHORIZED SIGNER
Date:
SIGNATURE
Verified:
TITLE		AUTHORIZED SIGNER
Date:

DATE	Compliance Status		Yes	No

Exhibit D

LIBOR Addendum To Amended and Restated Loan and Security Agreement

     This Addendum to Amended and Restated Loan and Security Agreement (this “Addendum”) is entered into as of March 6, 2008, by and between COMERICA BANK ("Bank") and LYRIS, INC., LYRIS TECHNOLOGIES INC. and COMMODORE RESOURCES (NEVADA), INC. (collectively, “Borrower”). This Addendum supplements the terms of the Amended and Restated Loan and Security Agreement dated as of March 6, 2008.

2. Definitions.

(a)	Advance. As used herein, “Advance” means a borrowing requested by Borrower and made by Bank under the Note, including a LIBOR Option Advance and/or a Prime Rate Option Advance.

(b)	Business Day. As used herein, “Business Day” means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation.

(c)	LIBOR. As used herein, “LIBOR” means the rate per annum (rounded upward if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

Base LIBOR
LIBOR =	100% - LIBOR Reserve Percentage

(i)	“Base LIBOR” means the rate per annum determined by Bank at which deposits for the relevant LIBOR Period would be offered to Bank in the approximate amount of the relevant LIBOR Option Advance in the inter-bank LIBOR market selected by Bank, upon request of Bank at 10:00 a.m. California time, on the day that is the first day of such LIBOR Period.

(ii)	“LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable LIBOR Period.

(d)	LIBOR Business Day. As used herein, “LIBOR Business Day” means a Business day on which dealings in Dollar deposits may be carried out in the interbank LIBOR market.

(e)	LIBOR Period. As used herein, “LIBOR Period” means, with respect to a LIBOR Option Advance:

(i)	initially, the period commencing on, as the case may be, the date the Advance is made or the date on which the Advance is converted to a LIBOR Option Advance, and continuing for, in every case, a 30, 60, 90 or 180 day period thereafter so long as the LIBOR Option is quoted for such period in the applicable interbank LIBOR market, as such period is selected by Borrower in the notice of Advance as provided in the Note or in the notice of conversion as provided in this Addendum; and

(ii)	thereafter, each period commencing on the last day of the next preceding LIBOR Period applicable to such LIBOR Option Advance and continuing for, in every case, a 30, 60, 90 or 180 day period thereafter so long as the LIBOR Option is quoted for such period in the applicable interbank LIBOR market, as such period is selected by Borrower in the notice of continuation as provided in this Addendum.

(f)	Note. As used herein, “Note” means the Amended and Restated Loan and Security Agreement dated as of March 6, 2008, as may subsequently be amended from time to time.

(g)	Regulation D. As used herein, “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

(h)	Regulatory Development. As used herein, “Regulatory Development” means any or all of the following: (i) any change in any law, regulation or interpretation thereof by any public authority (whether or not having the force of law); (ii) the application of any existing law, regulation or the interpretation thereof by any public authority (whether or not having the force of law); and (iii) compliance by Bank with any request or directive (whether or not having the force of law) of any public authority.

3. Interest Rate Options. Borrower shall have the following options regarding the interest rate to be paid by Borrower on Advances under the Note as follows:

     1) If the Senior Debt/EBITDA ratio in section 6.7(c) of the Note is less than or equal to 1.00 to 1.00 for the most recently ended measuring period then:

(a)	A rate equal to three and one quarter percent (3.25%) above Bank’s LIBOR, (the “LIBOR Option”), which LIBOR Option shall be in effect during the relevant LIBOR Period; or

(b)	A rate equal to one half of one percent above (0.50%) the “Prime Rate” as referenced in the Note and quoted from time to time by Bank as such rate may change from time to time (the “Prime Rate Option”).

     2) If the Senior Debt/EBITDA ratio in section 6.7(c) of the Note is greater than 1.00 to 1.00 but less than or equal to 1.75 to 1.00 for the most recently ended measuring period then:

            A rate equal to three and one half percent (3.50%) above Bank’s LIBOR, (the “LIBOR Option”), which LIBOR Option shall be in effect during the relevant LIBOR Period; or

            A rate equal to three quarters of one percent (0.75%) above the “Prime Rate” as referenced in the Note and quoted from time to time by Bank as such rate may change from time to time (the “Prime Rate Option”).

     3) If the Senior Debt/EBITDA ratio in section 6.7(c) of the Note is greater than 1.75 to 1.00 for the most recently ended measuring period then:

            A rate equal to three and three quarters percent (3.75%) above Bank’s LIBOR, (the “LIBOR Option”), which LIBOR Option shall be in effect during the relevant LIBOR Period; or

            A rate equal to one percent (1.00%) above the “Prime Rate” as referenced in the Note and quoted from time to time by Bank as such rate may change from time to time (the “Prime Rate Option”).

4. LIBOR Option Advance. The minimum LIBOR Option Advance will not be less than One Million and 00/100 Dollars ($1,000,000) for any LIBOR Option Advance.

5. Payment of Interest on LIBOR Option Advances. Interest on each LIBOR Option Advance shall be payable pursuant to the terms of the Note. Interest on such LIBOR Option Advance shall be computed on the basis of a 360-day year and shall be assessed for the actual number of days elapsed from the first day of the LIBOR Period applicable thereto but not including the last day thereof.

6. Bank’s Records Re: LIBOR Option Advances. With respect to each LIBOR Option Advance, Bank is hereby authorized to note the date, principal amount, interest rate and LIBOR Period applicable thereto and any payments made thereon on Bank’s books and records (either manually or by electronic entry) and/or on any schedule attached to the Note, which notations shall be prima facie evidence of the accuracy of the information noted.

7. Selection/Conversion of Interest Rate Options. At the time any Advance is requested under the Note and/or Borrower wishes to select the LIBOR Option for all or a portion of the outstanding principal balance of the Note, and at the end of each LIBOR Period, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower; (b) the principal amount subject thereto; and (c) if the LIBOR Option is selected, the length of the applicable LIBOR Period. Any such notice may be given by telephone so long as, with respect to each LIBOR Option selected by Borrower, (i) Bank receives written confirmation from Borrower not later than three (3) LIBOR Business Days after such telephone notice is given; and (ii) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the LIBOR Period. For each LIBOR Option requested hereunder, Bank will quote the applicable fixed LIBOR Rate to Borrower at approximately 10:00 a.m., California time, on the first day of the LIBOR Period. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination of the rate by Bank; provided, however, that if Borrower fails to accept any such quotation as given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR Option to be selected on such day. If no specific designation of interest is made at the time any Advance is requested under the Note or at the end of any LIBOR Period, Borrower shall be deemed to have selected the Prime Rate Option for such Advance or the principal amount to which such LIBOR Period applied. At any time the LIBOR Option is in effect, Borrower may, at the end of the applicable LIBOR Period, convert to the Prime Rate Option. At any time the Prime Rate Option is in effect, Borrower may convert to the LIBOR OPTION, and shall designate a LIBOR Period.

8. Default Interest Rate. From and after the maturity date of the Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of the Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to five percent (5.00%) above the rate of interest from time to time applicable to the Note.

9. Prepayment. In the event that the LIBOR Option is the applicable interest rate for all or any part of the outstanding principal balance of the Note, and any payment or prepayment of any such outstanding principal balance of the Note shall occur on any day other than the last day of the applicable LIBOR Period (whether voluntarily, by acceleration, required payment, or otherwise), or if Borrower elects the LIBOR Option as the applicable interest rate for all or any part of the outstanding principal balance of the Note in accordance with the terms and conditions hereof, and, subsequent to such election, but prior to the commencement of the applicable LIBOR Period, Borrower revokes such election for any reason whatsoever, or if the applicable interest rate in respect of any outstanding principal balance of the Note hereunder shall be changed, for any reason whatsoever, from the LIBOR Option to the Prime Rate Option prior to the last day of the applicable LIBOR Period, or if Borrower shall fail to make any payment of principal or interest hereunder at any time that the LIBOR Option is the applicable interest rate hereunder in respect of such outstanding principal balance of the Note, Borrower shall reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties. Such amount payable by Borrower to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant LIBOR Period, at the applicable rate of interest for such outstanding principal balance of the Note, as provided under this Note, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant outstanding principal balance of the Note hereunder through the purchase of an underlying deposit in an amount equal to the amount of such outstanding principal balance of the Note and having a maturity comparable to the relevant LIBOR Period; provided, however, that Bank may fund the outstanding principal balance of the Note hereunder in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Borrower, Bank shall deliver to Borrower a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Any outstanding principal balance of the Note which is bearing interest at such time at the Prime Rate Option may be prepaid without penalty or premium. Partial prepayments hereunder shall be applied to the installments hereunder in the inverse order of their maturities.

BY INITIALING BELOW, BORROWER ACKNOWLEDGE(S) AND AGREE(S) THAT: (A) THERE IS NO RIGHT TO PREPAY ANY LIBOR OPTION ADVANCE, IN WHOLE OR IN PART, WITHOUT PAYING THE PREPAYMENT AMOUNT SET FORTH HEREIN (“PREPAYMENT AMOUNT”), EXCEPT AS OTHERWISE REQUIRED UNDER APPLICABLE LAW; (B) BORROWER SHALL BE LIABLE FOR PAYMENT OF THE PREPAYMENT AMOUNT IF BANK EXERCISES ITS RIGHT TO ACCELERATE PAYMENT OF ANY LIBOR OPTION ADVANCE AS PART OR ALL OF THE OBLIGATIONS OWING UNDER THE NOTE, INCLUDING WITHOUT LIMITATION, ACCELERATION UNDER A DUE-ON-SALE PROVISION; (C) BORROWER WAIVES ANY RIGHTS UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE; AND (D) BANK HAS MADE EACH LIBOR OPTION ADVANCE PURSUANT TO THE NOTE IN RELIANCE ON THESE AGREEMENTS.

_________________________________________
BORROWERS’ INITIALS

10. Hold Harmless and Indemnification. Borrower agrees to indemnify Bank and to hold Bank harmless from, and to reimburse Bank on demand for, all losses and expenses which Bank sustains or incurs as a result of (i) any payment of a LIBOR Option Advance prior to the last day of the applicable LIBOR Period for any reason, including, without limitation, termination of the Note, whether pursuant to this Addendum or the occurrence of an Event of Default; (ii) any termination of a LIBOR Period prior to the date it would otherwise end in accordance with this Addendum; or (iii) any failure by Borrower, for any reason, to borrow any portion of a LIBOR Option Advance.

11. Funding Losses. The indemnification and hold harmless provisions set forth in this Addendum shall include, without limitation, all losses and expenses arising from interest and fees that Bank pays to lenders of funds it obtains in order to fund the loans to Borrower on the basis of the LIBOR Option(s) and all losses incurred in liquidating or re-deploying deposits from which such funds were obtained and loss of profit for the period after termination. A written statement by Bank to Borrower of such losses and expenses shall be conclusive and binding, absent manifest error, for all purposes. This obligation shall survive the termination of this Addendum and the payment of the Note.

12. Regulatory Developments Or Other Circumstances Relating To Illegality or Impracticality of LIBOR. If any Regulatory Development or other circumstances relating to the interbank Euro-dollar markets shall, at any time, in Bank’s reasonable determination , make it unlawful or impractical for Bank to fund or maintain, during any LIBOR Period, to determine or charge interest rates based upon LIBOR, Bank shall give notice of such circumstances to Borrower and:

(a)	In the case of a LIBOR Period in progress, Borrower shall, if requested by Bank, promptly pay any interest which had accrued prior to such request and the date of such request shall be deemed to be the last day of the term of the LIBOR Period; and

(b)	No LIBOR Period may be designated thereafter until Bank determines that such would be practical.

13. Additional Costs. Borrower shall pay to Bank from time to time, upon Bank’s request, such amounts as Bank determines are needed to compensate Bank for any costs it incurred which are attributable to Bank having made or maintained a LIBOR Option Advance or to Bank’s obligation to make a LIBOR Option Advance, or any reduction in any amount receivable by Bank hereunder with respect to any LIBOR Option or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Developments, which (i) change the basis of taxation of any amounts payable to Bank hereunder with respect to taxation of any amounts payable to Bank hereunder with respect to any LIBOR Option Advance (other than taxes imposed on the overall net income of Bank for any LIBOR Option Advance by the jurisdiction where Bank is headquartered or the jurisdiction where Bank extends the LIBOR Option Advance; (ii) impose or modify any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Bank (including any LIBOR Option Advance or any deposits referred to in the definition of LIBOR); or (iii) impose any other condition affecting this Addendum (or any of such extension of credit or liabilities). Bank shall notify Borrower of any event occurring after the date hereof which entitles Bank to compensation pursuant to this paragraph as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Bank for purposes of this paragraph, shall be conclusive, provided that such determinations are made on a reasonable basis.

14. Legal Effect. Except as specifically modified hereby, all of the terms and conditions of the Note remain in full force and effect.

      IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.

LYRIS, INC.	COMERICA BANK

By:	By:
Title:	Title:

LYRIS TECHNOLOGIES INC.

By:
Title:

COMMODORE RESOURCES (NEVADA), INC.

By:
Title:

SCHEDULE OF EXCEPTIONS

Permitted Indebtedness (Section 1.1)

Reimbursement obligations owed by Lyris, Inc. (formerly Uptilt Inc.) to Greater Bay Bank, N.A. pursuant to Standby Letter of Credit SBLC-11384 in the principal amount of $93,017.60 dated February 25, 2005.

Indebtedness owed by Lyris Technologies, Inc. to Commodore Resources (Nevada), Inc. in the principal aggregate amount of $18,000,000.

Permitted Investments (Section 1.1)

Investment in Greater Bay Bank certificate of deposit as collateral for standby letter of credit described in Permitted Indebtedness section above

Intercompany investments among Borrowers.

Lyris, Inc. money market account # 5607076426 at PNC Bank, Delaware.

Permitted Liens (Section 1.1)

Lyris Technologies, Inc.

California - equipment filing in favor of Pac-West Telecomm, Inc. filed 08/25/03 as instrument number 0324060758.

Uptilt Inc. (now merged with Lyris Technologies, Inc.)

Delaware - filing covers a certificate of deposit held by and in favor of Venture Banking Group, a division of Greater Bay Bank, N.A., filed 2/24/05 as instrument number 50607045, to secure reimbursement obligations described as item # 1 on Permitted Indebtedness schedule.

California - equipment filing in favor of US Bancorp filed 9/30/02 as instrument number 0227461048. Lease has been terminated and the Company will work to have lien released.

Prior Names (Section 5.5)

Lyris, Inc. - NovaCare, Inc., NAHC, Inc. and J. L. Halsey Corporation

Lyris Technologies Inc. - Walter Shelby Group, Ltd., Uptilt, Inc. (d/b/a Emaillabs) and ClickTracks Analytics, Inc.

Commodore Resources (Nevada), Inc. - Commodore Resources, Inc.

Litigation (Section 5.6)

“the Company” refers to the Borrowers, Subsidiaries, and Affiliates. Note: the items below are disclosed in the Form 10-Q filing made by Lyris, Inc. on February 13, 2008

     NovaCare v. Stratford Nursing Home. We filed this collection lawsuit in August, 1999, to collect on a receivable of approximately $146,000, which we have fully reserved. Stratford counter-claimed with numerous theories asserting that we instead owed Stratford money. Although Stratford’s principal claims were dismissed by the court, Stratford, in the last quarter of fiscal year 2003, had quantified its remaining counter-claims at approximately $1 million. We believe that the theories on which these damages are based are inconsistent with the contract between the parties and with the conduct of each party. As of December 31, 2007, this case is pending in the U.S. District Court for the Southern District of New Jersey (Camden). The outcome of this action is not possible to predict and we have reserved an estimate of the cost of litigating this action; however, this estimate does not reflect the possibility of an adverse ruling or a judgment against us or a settlement.

     O’Leary v. Joyner Sports Medicine. We are a defendant in this professional liability claim and had previously purchased professional liability insurance policies from PHICO Insurance Company. On February 2, 2002, a Pennsylvania court authorized state insurance regulators to liquidate the insolvent PHICO Insurance Company, which had provided professional liability insurance policies to us. As a result, PHICO will not be permitted to pay any claims on our behalf; however, the remaining claims were transferred to various state guaranty funds. Since 2002, state insurance guaranty funds have paid the amounts due for liability claims settlements on our behalf. Based on our discussion with the state guaranty funds and a review of claims during the third quarter of 2004, we now believe that a payment may be required to settle the professional liability claim that may exceed the amount available to us under the applicable state guaranty fund limits. We recorded an accrual and related expense in the third quarter of 2004 equal to the estimated cost to settle that claim less the amount that would be paid by the state guaranty fund. A ruling in February 2006, by the Superior Court of New Jersey may free this state guarantee fund from contributing their limit to any settlement on our behalf. Because of this ruling, we have increased our reserve for this liability claim. There is no insurance policy in place that would pay any settlement or award for this claim; therefore, in the event that our current reserve assessment is incorrect, we will be required to fund any amount in excess of the reserve amount.

Inbound Licenses (Section 5.12)

Except as disclosed on the Schedule, Borrower is not a party to, nor is bound by, any license as licensee or other material agreement that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property.

1. Licenses to which the Guarantors or Borrowers are a party as licensee entered into in the ordinary course of business in connection with the purchase of software and other business equipment.

2. Digital Impact license.

3. By Product

     1) ListManager

a. Oracle versions requires user to acquire an Oracle license

b. Microsoft SQL server versions requires user to acquire licenses to run the Sql Server database server

c. Lyris has a perpetual license to use and re-distribute FusionCharts (from InfoSoft Global) with ListManager

     (2) MailShield Server

a. Oracle versions requires user to acquire an Oracle license

b. Microsoft SQL server versions requires user to acquire licenses to run the Sql Server database server

     (3) MailEngine – requires no other licenses to operate

4. Description of licenses required, General:

     a. Oracle user needs to acquire per user licenses or a per processor license for Oracle 9i or 10g database server

     b. Microsoft SQL server – user needs to acquire a processor license for SQL server 2000 or 2005 database software

     c. Lyris has redistribution rights to package Microsoft’s MSDE 2000 database server along with ListManager.

5. Open Source license the company uses several open source license in its products including-

     a. html_mime_mail.class
     b. jpgraph
     c. adodb
     d. phpHtmlLib
     e. DevEdit
     f. PHP – Programming Scripting Language
     g. Apache HTTP Server- Web Server Software
     h. RedHat Fedora OS – Base operating system on all production machines
     i. MySQL- Database Software

Corporation Resolutions and Incumbency Certification Authority to Procure Loans

I certify that I am the duly elected and qualified Secretary of LYRIS, INC.; that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

Copy of Resolutions:

Be it Resolved, That:

1.	Any one (1) of the following __________________________ (insert titles only) of the Corporation are/is authorized, for, on behalf of, and in the name of the Corporation to:

	(a)	Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank ("Bank"), a Texas banking association, including, without limitation, that certain Loan and Security Agreement dated as of March 6, 2008, as may subsequently be amended from time to time.

	(b)	Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

	(c)	Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

	(d)	Give security for any liabilities of the Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation; and

	(e)	Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Corporation's property and assets.

2.	Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, whether so payable to the order of any of said persons in their individual capacities or not, and whether such proceeds are deposited to the individual credit of any of said persons or not;

3.	Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.	These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

5.	Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6.	The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the articles of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (Type or Print)	TITLE	SIGNATURE

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Corporation to be affixed on March 6, 2008.

Secretary, LYRIS, INC.

The Above Statements are Correct.
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE. A SHAREHOLDER OTHER THAN SECRETARY WHEN SECRETARY IS AUTHORIZED TO SIGN ALONE.

Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.

Corporation Resolutions and Incumbency Certification Authority to Procure Loans

I certify that I am the duly elected and qualified Secretary of LYRIS TECHNOLOGIES INC.; that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

Copy of Resolutions:

Be it Resolved, That:

1.	Any one (1) of the following __________________________ (insert titles only) of the Corporation are/is authorized, for, on behalf of, and in the name of the Corporation to:

	(a)	Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank ("Bank"), a Texas banking association, including, without limitation, that certain Loan and Security Agreement dated as of March 6, 2008, as may subsequently be amended from time to time.

	(b)	Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

	(c)	Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

	(d)	Give security for any liabilities of the Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation; and

	(e)	Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Corporation's property and assets.

2.	Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, whether so payable to the order of any of said persons in their individual capacities or not, and whether such proceeds are deposited to the individual credit of any of said persons or not;

3.	Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.	These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

5.	Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6.	The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the articles of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (Type or Print)	TITLE	SIGNATURE

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Corporation to be affixed on March 6, 2008.

Secretary, LYRIS TECHNOLOGIES INC.

The Above Statements are Correct.
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE. A SHAREHOLDER OTHER THAN SECRETARY WHEN SECRETARY IS AUTHORIZED TO SIGN ALONE.

Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.

Corporation Resolutions and Incumbency Certification Authority to Procure Loans

I certify that I am the duly elected and qualified Secretary of COMMODORE RESOURCES (NEVADA), INC.; that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

Copy of Resolutions:

Be it Resolved, That:

1.	Any one (1) of the following __________________________ (insert titles only) of the Corporation are/is authorized, for, on behalf of, and in the name of the Corporation to:

	(a)	Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank ("Bank"), a Texas banking association, including, without limitation, that certain Loan and Security Agreement dated as of March 6, 2008, as may subsequently be amended from time to time.

	(b)	Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

	(c)	Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

	(d)	Give security for any liabilities of the Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation; and

	(e)	Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Corporation's property and assets.

2.	Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, whether so payable to the order of any of said persons in their individual capacities or not, and whether such proceeds are deposited to the individual credit of any of said persons or not;

3.	Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.	These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

5.	Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6.	The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the articles of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (Type or Print)	TITLE	SIGNATURE

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Corporation to be affixed on March 6, 2008.

Secretary, COMMODORE RESOURCES (NEVADA), INC.

The Above Statements are Correct.
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE. A SHAREHOLDER OTHER THAN SECRETARY WHEN SECRETARY IS AUTHORIZED TO SIGN ALONE.

Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.

ATTN: LYRIS, INC., LYRIS TECHNOLOGIES INC. AND COMMODORE
RESOURCES (NEVADA), INC.

USA PATRIOT ACT
NOTICE
OF
CUSTOMER IDENTIFICATION

     IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

     To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

     WHAT THIS MEANS FOR YOU: when you open an account, we will ask your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

COMERICA BANK
Member FDIC

ITEMIZATION OF AMOUNT FINANCED
DISBURSEMENT INSTRUCTIONS
(Revolver)

Name(s):	LYRIS, INC.	Date: March 6, 2008
LYRIS TECHNOLOGIES INC.
COMMODORE RESOURCES (NEVADA), INC.

$	credited to deposit account No. ________ when Advances are requested by LYRIS, INC.

Amounts paid to others on your behalf:

$	to Comerica Bank for Loan Fee

$	to Comerica Bank for Document Fee

$	to Comerica Bank for accounts receivable audit (estimate)

$	to Bank counsel fees and expenses

$	to ________

$	to ________

$	TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

Signature	Signature

AGREEMENT TO PROVIDE INSURANCE

TO:	COMERICA BANK	Date: March 6, 2008
Attn: Deni M. Snider, MC 4770
75 E. Trimble Road
San Jose, CA 95131

     Borrowers: LYRIS, INC., LYRIS TECHNOLOGIES INC. and COMMODORE RESOURCES (NEVADA), INC.

     In consideration of a loan in the amount of $12,708,333.37, secured by all tangible personal property including inventory and equipment.

     I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

     I/We also agree to advise the below named agent to add Comerica Bank as lender's loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

     I/We understand that the policy must contain:

     1. Fire and extended coverage in an amount sufficient to cover:

(a)	The amount of the loan, OR

(b)	All existing encumbrances, whichever is greater,

     But not in excess of the replacement value of the improvements on the real property.

     2. Lender's "Loss Payable" Endorsement Form 438 BFU in favor of Comerica Bank, or any other form acceptable to Bank.

INSURANCE INFORMATION

Insurance Co./Agent	Telephone No.:

Agent's Address:

Signature of Obligor:

Signature of Obligor:

Signature of Obligor:

FOR BANK USE ONLY

INSURANCE VERIFICATION: Date:
Person Spoken to:
Policy Number:
Effective From: __________ To:
Verified by:

COMERICA BANK
Member FDIC	AUTOMATIC DEBIT AUTHORIZATION

To:	Comerica Bank

Re:	Loan # _____________________________________

You are hereby authorized and instructed to charge account No. __________________________________ in the name of LYRIS, INC. or LYRIS TECHNOLOGIES INC. or COMMODORE RESOURCES (NEVADA), INC. for principal and interest payments due on above referenced loan as set forth below and credit the loan referenced above.

☒ Debit each interest payment as it becomes due according to the terms of the Loan and
Security Agreement and any renewals or amendments thereof.

☒ Debit each principal payment as it becomes due according to the terms of the Loan and
Security Agreement and any renewals or amendments thereof.

☒ Debit each payment for Bank Expenses as it becomes due according to the terms of the
Loan and Security Agreement and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.

LYRIS, INC., for itself and on behalf of all Borrowers	Date
March 6, 2008

March 6, 2008

COMERICA BANK
Member FDIC	AUTOMATIC DEBIT AUTHORIZATION

To:	Comerica Bank

Re:	Loan # _____________________________________

You are hereby authorized and instructed to charge account No. __________________________________ in the name of LYRIS, INC. or LYRIS TECHNOLOGIES INC. or COMMODORE RESOURCES (NEVADA), INC. for principal and interest payments due on above referenced loan as set forth below and credit the loan referenced above.

☒ Debit each interest payment as it becomes due according to the terms of the Loan and
Security Agreement and any renewals or amendments thereof.

☒ Debit each principal payment as it becomes due according to the terms of the Loan and
Security Agreement and any renewals or amendments thereof.

☒ Debit each payment for Bank Expenses as it becomes due according to the terms of the
Loan and Security Agreement and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.

LYRIS, INC., for itself and on behalf of all Borrowers	Date
March 6, 2008

March 6, 2008

COMERICA BANK

COMERICA BANK
CLIENT AUTHORIZATION
Fax:

General Authorization
The undersigned, for LYRIS, INC. and on behalf of all Borrowers, hereby authorizes Comerica Bank to use Borrowers' company names, logos, and information relating to our banking relationship in its marketing and advertising campaigns which is intended for Comerica Bank's customers, prospects and shareholders.

Comerica Bank will forward any advertising or article including Borrowers for prior review and approval.

Signature

Printed Name Title

Company

Mailing Address

City, State, Zip Code

Phone Number

Fax Number

E-Mail

March 6, 2008
Date

DEBTOR:	LYRIS, INC.

SECURED PARTY:	COMERICA BANK

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT
TO UCC NATIONAL FORM FINANCING STATEMENT

     All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

               (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

               (b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;

               (c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;

               (d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

               (e) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

DEBTOR	LYRIS TECHNOLOGIES INC.

SECURED PARTY:	COMERICA BANK

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT
TO UCC NATIONAL FORM FINANCING STATEMENT

     All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

               (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

               (b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;

               (c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;

               (d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

               (e) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

DEBTOR	COMMODORE RESOURCES (NEVADA), INC.

SECURED PARTY:	COMERICA BANK

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT
TO UCC NATIONAL FORM FINANCING STATEMENT

     All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

               (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

               (b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;

               (c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;

               (d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

               (e) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.